As filed with the Securities and Exchange Commission on April 29,1998
                                                 Registration No. 333-13963

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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         ____________________________


                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ____________________________


                           STEWART ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)


     LOUISIANA          110 VETERANS MEMORIAL BOULEVARD           72-0693290
(State or other             METAIRIE, LOUISIANA 70005         (I.R.S. Employer
 jurisdiction of                (504) 837-5880                  Identification
incorporation or        (Address, including zip code, and            Number)
  organization)          telephone number, including area
                         code, of registrant's principal
                               executive offices)

                         ____________________________


        JOSEPH P. HENICAN, III                            COPY TO:
      VICE CHAIRMAN OF THE BOARD                     DIONNE M. ROUSSEAU
      AND CHIEF EXECUTIVE OFFICER           JONES, WALKER, WAECHTER, POITEVENT,
       STEWART ENTERPRISES, INC.                   CARRERE & DENEGRE, L.L.P.
            P. O. BOX 19925                              51ST FLOOR
     NEW ORLEANS, LOUISIANA  70179                 201 ST. CHARLES AVENUE
            (504) 837-5880                     NEW ORLEANS, LOUISIANA 70170-5100
(Name, address, including zip code,
 and telephone number, including
 area code, of agent for service)


                         ____________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                  Not Applicable
                          ____________________________


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.____

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         ____________________________


THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933.

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


                           STEWART ENTERPRISES, INC.

                         EXPLANATION OF DEREGISTRATION


      Stewart Enterprises, Inc. ("Stewart"), a Louisiana corporation, filed Registration Statement No. 333-13963 on Form S-3 on October 11, 1996 (the "Registration Statement") to register the resale of 28,152 shares of Class A Common Stock, no par value per share (the "Class A Common Shares"), of Stewart that were issued to the selling shareholders listed on Page 4 of the Prospectus (the "Selling Shareholders") on April 11, 1996.

      Since the effective date of the Registration Statement, Stewart has effected a two-for-one stock split in the form of a 100% stock dividend on April 24, 1998. Therefore, the number of Class A Common Shares to which the Registration Statement relates was increased from 28,152 to 56,304 shares.

      Due to the recent amendments to Rule 144, the Registration Statement is no longer necessary to enable the Selling Shareholders to sell their shares. In addition, in its Registration Statement, Stewart undertook to remove from registration by means of a post-effective amendment any of the Class A Common Shares which remained unsold at the termination of the offering.

      Since the effective date of the Registration Statement, the Selling Shareholders have sold 38,120 of the Class A Common Shares (adjusted for the two-for-one stock split effected April 24, 1998). Therefore, Stewart hereby deregisters 18,184 of its Class A Common Shares owned by the Selling Shareholders, which remain unsold at the termination of the offering.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 29, 1998.

                                          Stewart Enterprises, Inc.

                                    By:   /S/ JOSEPH P. HENICAN, III
                                        ---------------------------------
                                          Joseph P. Henican, III
                                          Vice Chairman of the Board and
                                          Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                        DATE
     ---------                          -----                        ----

         *                       Chairman of the Board          April 29, 1998
---------------------------
Frank B. Stewart, Jr.

/S/ JOSEPH P. HENICAN, III    Vice Chairman of the Board and    April 29, 1998
---------------------------       Chief Executive Officer
Joseph P. Henican, III         (Principal Executive Officer)

         *                      President, Chief Operating      April 29, 1998
---------------------------        Officer and a Director
William E. Rowe

         *                       Chief Financial Officer,       April 29, 1998
---------------------------     President-Corporate Division
Ronald H. Patron                      and a Director
                              (Principal Financial Officer)

         *                    Senior Vice President-Corporate   April 29, 1998
---------------------------  Division, Treasurer and Secretary
Kenneth C. Budde               (Principal Accounting Officer)

         *                               Director               April 29, 1998
---------------------------
Darwin C. Fenner

         *                               Director               April 29, 1998
---------------------------
Michael O. Read

         *                               Director               April 29, 1998
---------------------------
James W. McFarland

         *                               Director               April 29, 1998
---------------------------
John P. Laborde


                                         Director               April __, 1998
---------------------------
Dwight A. Holder


*By: /S/ JOSEPH P. HENICAN, III                                 April 29, 1998
    ---------------------------
     Joseph P. Henican, III
     Agent and Attorney-in-Fact